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                                                                     Ex-99.15(b)

                           CLASS C DISTRIBUTION PLAN

                                       OF

                     MERRILL LYNCH STRATEGIC DIVIDEND FUND

                             PURSUANT TO RULE 12b-1



     DISTRIBUTION PLAN made as of the 21st day of October 1994, by and between Merrill Lynch Strategic Dividend Fund, a Massachusetts business trust (the "Fund"), and Merrill Lynch Funds Distributor, Inc., a Delaware corporation ("MLFD").


                              W I T N E S S E T H:


     WHEREAS, the Fund is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     WHEREAS, MLFD is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

     WHEREAS, the Fund proposes to enter into a Class C Shares Distribution Agreement with MLFD, pursuant to which MLFD will act as the exclusive distributor and representative of the Fund in the offer and sale of Class C shares of beneficial interest, par value $0.10 per share (the "Class C shares"), of the Fund to the public; and

     WHEREAS, the Fund desires to adopt this Class C Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act, pursuant to which the Fund will pay an account maintenance fee and a distribution fee to MLFD with respect to the Fund's Class C shares; and

     WHEREAS, the Trustees of the Fund have determined that there is a reasonable likelihood that adoption of the Plan will benefit the Fund and its shareholders.

     NOW, THEREFORE, the Fund hereby adopts, and MLFD hereby agrees to the terms of, the Plan in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:
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     1.  The Fund shall pay MLFD an account maintenance fee under the Plan at the end of each month at the annual rate of 0.25% of average daily net assets of the Fund relating to Class C shares to compensate MLFD and securities firms with which MLFD enters into related agreements pursuant to Paragraph 3 hereof ("Sub-Agreements") for providing account maintenance activities with respect to Class C shareholders of the Fund. Expenditures under the Plan may consist of payments to financial consultants for maintaining accounts in connection with Class C shares of the Fund and payment of expenses incurred in connection with such account maintenance activities including the costs of making services available to shareholders including assistance in connection with inquiries related to shareholder accounts.

     2. The Fund shall pay MLFD a distribution fee under the Plan at the end of each month at the annual rate of .75% of average daily net assets of the Fund relating to Class C shares to compensate MLFD and securities firms with which MLFD enters into related Sub-Agreements for providing sales and promotional activities and services. Such activities and services will relate to the sale, promotion and marketing of the Class C shares of the Fund. Such expenditures may consist of sales commissions to financial consultants for selling Class C shares of the Fund, compensation, sales incentives and payments to sales and marketing personnel, and the payment of expenses incurred in its sales and promotional activities, including advertising expenditures related to the Fund and the costs of preparing and distributing promotional materials.
The distribution fee may also be used to pay the financing costs of carrying the unreimbursed expenditures described in this Paragraph 2. Payment of the distribution fee described in this Paragraph 2 shall be subject to any limitations set forth in any applicable regulation of the National Association of Securities Dealers, Inc.

     3. The Fund hereby authorizes MLFD to enter into Sub-Agreements with certain securities firms ("Securities Firms"), including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to provide compensation to such Securities Firms for activities and services of the type referred to in Paragraphs 1 and 2 hereof. MLFD may reallocate all or a portion of its account maintenance fee or distribution fee to such Securities Firms as compensation for the above-mentioned activities and services. Such Sub-Agreement shall provide that the Securities Firms shall provide MLFD with such information as is reasonably necessary to permit MLFD to comply with the reporting requirements set forth in Paragraph 4 hereof.

     4. MLFD shall provide the Fund for review by the Board of Trustees, and the Trustees shall review, at leastquarterly, a written report complying with the requirements of Rule 12b-1

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regarding the disbursement of the account maintenance fee and the distribution fee during such period.

     5. This Plan shall not take effect until it has been approved by a vote of at least a majority, as defined in the Investment Company Act, of the outstanding Class C voting securities of the Fund.

     6. This Plan shall not take effect until it has been approved, together with any related agreements, by votes of a majority of both (a) the Trustees of the Fund and (b) those Trustees of the Fund who are not "interested persons" of the Fund, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Trustees"), cast in person at a meeting or meetings called for the purpose of voting on the Plan and such related agreements.

     7. The Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 6.

     8. The Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding Class C voting securities of the Fund.

     9. The Plan may not be amended to increase materially the rate of payments provided for herein unless such amendment is approved by at least a majority, as defined in the Investment Company Act, of the outstanding Class C voting securities of the Fund, and by the Trustees of the Fund in the manner provided for in Paragraph 6 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in Paragraph 6 hereof.

     10. While the Plan is in effect, the selection and nomination of Trustees who are not interested persons, as defined in the Investment Company Act, of the Fund shall be committed to the discretion of the Trustees who are not interested persons.

     11. The Fund shall preserve copies of the Plan and any related agreements and all reports made pursuant to Paragraph 4 hereof, for a period of not less than six years from the date of the Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

     12.  The Declaration of Trust establishing the Fund, dated    May 14,
1987, a copy of which, together with all amendments thereto (the
"Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the

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name "Merrill Lynch Strategic Dividend Fund" refers to the Trustees under the
Declaration collectively as trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Fund, but the "Trust Property" only shall be liable.

     IN WITNESS WHEREOF, the parties hereto have executed this Distribution Plan as of the date first above written.


                    MERRILL LYNCH STRATEGIC DIVIDEND FUND

                    By             [SIG]
                      -------------------------------------
                         Title:



                    MERRILL LYNCH FUNDS DISTRIBUTOR, INC.

                    By             [SIG]
                      -------------------------------------
                         Title:

                                      4
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                 CLASS C SHARES DISTRIBUTION PLAN SUB-AGREEMENT


     AGREEMENT made as of the 21st day of October 1994, by and between Merrill Lynch Funds Distributor, Inc., a Delaware corporation ("MLFD"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation ("Securities Firm").

                             W I T N E S S E T H :

     WHEREAS, MLFD has entered into an agreement with Merrill Lynch Strategic Dividend Fund, a Massachusetts business trust (the "Fund"), pursuant to which it acts as the exclusive distributor for the sale of Class C shares of beneficial interest, par value $0.10 per share (the "Class C shares"), of the Fund; and

     WHEREAS, MLFD and the Fund have entered into a Class C Shares Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), pursuant to which MLFD receives an account maintenance fee from the Fund at the annual rate of 0.25% of average daily net assets of the Fund relating to Class C shares for account maintenance activities related to Class C shares of the Fund and a distribution fee from the Fund at the annual rate of .75% of average daily net assets of the Fund relating to Class C shares for providing sales and promotional activities and services related to the distribution of Class C shares; and

     WHEREAS, MLFD desires the Securities Firm to perform certain account maintenance activities and sales and promotional activities and services for the Fund's Class C shareholders and the Securities Firm is willing to perform such activities and services;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

     1. The Securities Firm shall provide account maintenance activities and services with respect to the Class C shares of the Fund and incur expenditures in connection with such activities and services of the types referred to in Paragraph 1 of the Plan.

     2. The Securities Firm shall provide sales and promotional activities and services with respect to the sale of the Class C shares of the Fund, and incur distribution expenditures, of the types referred to in Paragraph 2 of the Plan.
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     3.  As compensation for its activities and services performed under this
Agreement, MLFD shall pay the Securities Firm an account maintenance fee and a distribution fee at the end of each calendar month in an amount agreed upon by the parties hereto.

     4. The Securities Firm shall provide MLFD, at least quarterly, such information as reasonably requested by MLFD to enable MLFD to comply with the reporting requirements of Rule 12b-1 regarding the disbursement of the account maintenance fee and the distribution fee during such period referred to in Paragraph 4 of the Plan.

     5. This Agreement shall not take effect until it has been approved by votes of a majority of both (a) the Trustees of the Fund and (b) those Trustees of the Fund who are not "interested persons" of the Fund, as defined in the Act, and have no direct or indirect financial interest in the operation of the Plan, this Agreement or any agreements related to the Plan or this Agreement (the "Rule 12b-1 Trustees"), cast in person at a meeting or meetings called for the purpose of voting on this Agreement.

     6. This Agreement shall continue in effect for as long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 6.

     7. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Plan or any amendment to the Plan that requires such termination.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                         MERRILL LYNCH FUNDS DISTRIBUTOR, INC.


                         By            [SIG]
                           -------------------------------------
                              Title:




                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                     INCORPORATED


                         By            [SIG]
                           -------------------------------------
                              Title:


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